Exhibit 24.1
THE TIMKEN COMPANY
REGISTRATION STATEMENT ON FORM S-3
POWER OF ATTORNEY
     KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of The Timken Company, an Ohio corporation (the “Registrant”), does hereby constitute and appoint each of Glenn A. Eisenberg, William R. Burkhart and Scott A. Scherff, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statements on Form S-3 relating to the registration of the Registrant’s debt securities, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary, appropriate or desirable to be done in the premises, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.
     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 9th day of September 2009.

/s/ Phillip R. Cox	/s/ John A. Luke, Jr.

Phillip R. Cox	John A. Luke, Jr.

/s/ Glenn A. Eisenberg	/s/ J. Theodore Mihaila

Glenn A. Eisenberg (Principal Financial Officer)	J. Theodore Mihaila (Principal Accounting Officer)

/s/ James W. Griffith	/s/ Joseph W. Ralston

James W. Griffith (Principal Executive Officer)	Joseph W. Ralston

/s/ Jerry J. Jasinowski	/s/ John P. Reilly

Jerry J. Jasinowski	John P. Reilly

/s/ Frank C. Sullivan	/s/ Ward J. Timken, Jr.

Frank C. Sullivan	Ward J. Timken, Jr.

/s/ John M. Timken, Jr.	/s/ Jacqueline F. Woods

John M. Timken, Jr.	Jacqueline F. Woods

/s/ Ward J. Timken

Ward J. Timken